UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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LITHIA MOTORS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LITHIA MOTORS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 5, 2005

To the Shareholders of Lithia Motors, Inc.:

I am pleased to invite you to the Annual Meeting of Shareholders of LITHIA MOTORS, INC., which will be held at the Rogue Valley Country Club, 2660 Hillcrest Road, Medford, Oregon 97504, on Thursday, May 5, 2005, at 4:00 p.m., Pacific Daylight Time for the following purposes.

1.               To elect six (6) directors to serve for the ensuing year;

2.               To approve  the amendment and restatement of the 2003 Stock Incentive Plan; and

3.               To approve the 2005 Discretionary Executive Bonus Plan.

We will also consider and act on such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 16, 2005 as the record date.  Only holders of record of our common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof.  Further information regarding voting rights and the matters to be voted upon is presented in this proxy statement.

The proxy statement, the proxy card, a return envelope and a copy of the Annual Report to Shareholders describing our operations for the year ended December 31, 2004 are enclosed.

I hope that you will be able to attend the meeting in person.  Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly.  Your shares will be voted at the meeting in accordance with your instructions.

Very truly yours,

SIDNEY B. DeBOER
Chairman of the Board and
April 1, 2005	Chief Executive Officer

LITHIA MOTORS, INC.

PROXY STATEMENT

General

This proxy statement and the accompanying 2004 Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Lithia Motors, Inc., an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2005 Annual Meeting of Shareholders (the “Annual Meeting”).  The Annual Meeting will be held at the Rogue Valley Country Club, 2660 Hillcrest Road, Medford, Oregon 97504 on Thursday, May 5, 2005, at 4:00 p.m. Pacific Daylight Savings Time and any adjournment thereof. These proxy materials and our 2004 Annual Report to Shareholders are being mailed on or about April 1, 2005 to shareholders of record as of March 16, 2005.

Solicitation and Revocation of Proxies

The Board of Directors is soliciting proxies for use at the Annual Meeting.  All expenses associated with this solicitation will be borne by Lithia Motors, Inc.

The Board of Directors has designated Sidney B. DeBoer and M. L. Dick Heimann as the proxy holders for the Annual Meeting. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with any specification made. Proxies submitted without specification will be voted to elect the nominees for directors proposed by the Board of Directors and for each of the proposals listed on the Notice of Annual Meeting.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of Lithia Motors, Inc., by submission of another proxy bearing a later date or by voting in person at the Annual Meeting.  Such notice or later dated proxy will not affect a vote on any matter taken prior to its receipt by us.

Our principal executive office and mailing address is at 360 E. Jackson Street, Medford, Oregon 97501.

Voting at the Meeting

Our Class A common stock and Class B common stock constitute the only classes of securities entitled to notice of and to vote at the meeting.  As of the record date, there were 15,352,094 shares of Class A common stock and 3,762,231 shares of Class B common stock outstanding and entitled to vote.  All shares will vote together as a single voting group on all matters submitted to a vote of the shareholders at this year’s Annual Meeting.  Lithia’s executive officers and directors hold a total of approximately 3% of the Class A common stock and 100% of the Class B common stock.

At the annual meeting, each share of Class A common stock outstanding is entitled to one vote per share and each share of Class B common stock outstanding is entitled to ten votes per share.  For a quorum to exist, there must be represented at the meeting in person or by proxy shares representing a majority of the votes entitled to vote at the meeting.

Proxies that expressly indicate an abstention as to a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will be counted.  Proposals No. 2 and No. 3 will be approved if more votes are cast in favor of the proposal than cast against it.  Therefore, abstention from voting and nonvoting by brokers will have no effect.

BUSINESS TO BE CONDUCTED AT THE MEETING

Proposal No. 1

Election of Directors

Our bylaws provide for not less than two and not more than seven directors.  The Board of Directors has currently established the number of directors at six.  Directors are elected by the shareholders at our Annual Meeting and serve until the next annual meeting or until their successors are elected and qualified.

The Board of Directors recommends a vote FOR each of the nominees named below.

Nominee Name	Age	Has Been a Director Since
Sidney B. DeBoer	61	1968
Thomas Becker	53	1997
M. L. Dick Heimann	61	1970
Maryann N. Keller	61	Proposed
Gerald F. Taylor	64	2000
William J. Young	62	1997

Except for Ms. Keller, each of these nominees is presently serving on our board.  Mr. DeBoer is the father of our executive officers Bryan B. DeBoer and Jeffrey B. DeBoer. There are no other family relationships among our executive officers and directors.

Certain biographical information is as follows:

Sid DeBoer has served as the Chairman, Chief Executive Officer and Secretary since 1968. He also is a member of various automobile industry organizations, including the President’s Club of the National Automobile Dealers Association, state auto dealers associations and the DaimlerChrysler National Dealer Council.  Mr. DeBoer has earned several awards including the Time Magazine Quality Dealer Award in 1997, the Sports Illustrated All-Star Dealer Award in 1990 and Medford Chamber of Commerce Awards in 1986, 1991, 1993, 1998 and 2000.  Mr. DeBoer is active with several community and charitable organizations, including Southern Oregon University Foundation Board, Medford Rogue Rotary, Medford Rogue Rotary Foundation (Treasurer), Oregon Community Foundation and Oregon Shakespeare Festival.   Mr. DeBoer attended Stanford University and the University of Oregon.

Tom Becker became a Director in March 1997.  Mr. Becker is the Chief Executive Officer of Pacific Retirement Services, Inc. and Rogue Valley Manor, a continuing care retirement community, in Medford, Oregon.  Pacific Retirement Services, Inc. is the parent corporation of over 30 retirement, senior housing and healthcare facilities in Oregon, California and Texas and provides management, operations and development services to non-profit retirement committees owned by others.  Mr. Becker began his career with Rogue Valley Manor in January 1978.  Mr. Becker holds a Bachelor of Science degree from the University of Oregon and serves on the Board of Directors of PremierWest Bancorp, Medford, Oregon.

Dick Heimann has served as the Chief Operating Officer and Director since 1996 and was appointed President in 1997.  Mr. Heimann joined Lithia in 1970 as General Sales Manager, and later was promoted to General Manager and Partner of our first Dodge stores in Medford and Ashland, Oregon.  He held various positions with us prior to becoming Vice President of Operations in 1979.  Prior to joining us, he served as a service representative and district manager of Chrysler Corporation from 1967 to 1970.  He has been a member of various state and national automobile industry organizations and community charities. Mr. Heimann is a graduate of the University of Colorado with a B.S. in Biology and Languages.

Maryann N. Keller will become a Director if elected at this Annual Meeting.  Ms. Keller currently serves as the principal of Maryann Keller and Associates, a firm providing consulting services to automotive clients. From July 1999 to November 2000, Ms. Keller served as the President of the Automotive Services unit of Priceline.com. She joined Priceline.com from Furman Selz, an investment banking firm, where she served as a managing director of the firm from 1986 to 1999. Prior to joining Furman Selz, Ms. Keller was portfolio manager with Vilas-Fischer Associates from 1983 to 1986, and served as automotive industry analyst with Kidder Peabody & Co. Inc. and Paine Webber from 1972 to 1983. Ms. Keller also served as Chairman of the Society of Automotive Analysts from 1994 to 1999. She is currently a director of Dollar Thrifty Automotive Group, Inc., a publicly-traded rental car company.

Jerry Taylor became a Director in April 2000. Mr. Taylor served as Vice President and Chief Financial Officer of Applied Materials, Inc., a manufacturer of semi-conductor equipment, from June 1984 until 1990, as Senior Vice President and Chief Financial Officer from 1990 until 1998 and as a senior advisor to the CEO from 1998 until 2000.  Mr. Taylor serves as a member of the Board of Directors of Electro Scientific Industries, Inc. and the Oregon Shakespeare Festival.

Bill Young became a Director in March 1997.  Currently, Mr. Young is an Executive Director at J.D. Power and Associates, a global marketing information firm specializing in consumer research for the automotive industry. From 1994 through July 2000, Mr. Young was the Chairman of the Board, President and Chief Executive Officer of Advanced Machine Vision Corporation, operating in the machine vision industry.  Prior to 1994, Mr. Young served with Volkswagen of America in various capacities for a period of 18 years, most recently as President and Chief Executive Officer.  Mr. Young also has extensive experience as an independent automotive marketing consultant.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that Messrs. Becker, Taylor and Young are each, and upon Ms. Keller’s election, she will be, an “independent director” under New York Stock Exchange (“NYSE”) listing standards. The Board of Directors has also determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by the NYSE listing standards and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held five regular meetings during the year ended December 31, 2004 and took action pursuant to six unanimous written consents. During 2004, no director, other than Brad Gray and Philip J. Romero (neither of which are standing for reelection), attended fewer than 75% of the meetings of the board of directors and any committees of which the director was a member. Throughout 2004, the standing committees of our Board of Directors were the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

The Directors are expected to attend our annual meeting of shareholders, but are not required to do so.  All of our directors attended our 2004 Annual Meeting of Shareholders, except for Mr. Taylor.

The Compensation Committee consisted of Messrs. Becker (Chairman), Romero, Taylor and Young during 2004.  Following this Annual Meeting, Mr. Romero will no longer be a Director. All of the committee members are independent under NYSE listing standards. The Compensation Committee reviews the performance of Sidney DeBoer, our Chief Executive Officer, and establishes his base salary and incentive compensation. The Compensation Committee also approves the compensation for the other executive officers. The Compensation Committee also administers our 2003 Stock Incentive Plan, our 1998 Employee Stock Purchase Plan and our Executive Bonus Plan.  The Compensation Committee held four meetings during 2004.

The Audit Committee consisted of Messrs. Becker (Chairman), Taylor and Young during 2004, each of whom are independent as required by the NYSE listing standards. The Audit Committee is responsible for selecting and hiring our independent auditors and for overseeing our accounting functions, our system of internal controls established by management, and the processes to assure compliance with applicable laws, regulations and internal policies.  The Audit Committee held eight meetings and took action pursuant to one unanimous written consent during 2004.

The Audit Committee Charter was attached as Appendix A to our proxy statement for our 2004 Annual Meeting. Pursuant to the charter, each committee member, as determined in the business judgment of the Board, will be (a) “independent”, as that term is defined by the applicable securities regulations and listing standards; and (b) be financially literate and have the ability to read and understand basic financial statements.  The Board has determined that all of the committee members satisfy these requirements.  Further, our Board of Directors has determined that one member of our Audit Committee, Jerry Taylor, has the qualifications to be an “audit committee financial expert” as defined in the SEC’s rules and regulations.

The Corporate Governance Committee consisted of Messrs. Romero (Chairman), Taylor and Young during 2004. Following this Annual Meeting, Mr. Romero will no longer be a Director. The primary objective of the Corporate Governance Committee is to assist the Board of Directors in:

•                  identifying  qualified individuals to become board members and recommending to the Board nominees for each annual meeting of the stockholders;

•                  determining the composition of the Board and its committees;

•                  developing and implementing a set of effective corporate governance policies and procedures;

•                  developing and enforcing a Code of Business Conduct;

•                  monitoring a process to assess the effectiveness of the Board, its members and its committees; and

•                  ensuring compliance with the NYSE listing standards.

The Corporate Governance Committee held five meetings during 2004.

Committee charters for the Compensation Committee, Audit Committee and the Corporate Governance Committee, as well as our Corporate Governance Guidelines and Code of Business Conduct, are all available on our website at www.lithia.com. You can also obtain any of these documents by writing to us at Investor Relations Department, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon 97501.

DIRECTOR QUALIFICATIONS AND NOMINATIONS

The Corporate Governance Committee is responsible for identifying and evaluating potential director nominees to fill any vacancies on the Board. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. As a result, the Corporate Governance Committee annually reviews the composition of the Board and evaluates the qualifications and contributions of the current directors in the context of the desired composition of the Board, our operating requirements and the long-term interests of our shareholders. Consequently, the qualifications required of individuals for consideration as a board nominee will vary according to the particular areas of expertise being sought as a complement to our existing Board composition at the time of any vacancy. Potential candidates are identified from various sources, including management, other board members, legal counsel, business leaders and other industry executives and directors. The Board has not used in the past, and does not anticipate using in the future, an outside director search firm to identify potential director nominees.

The Corporate Governance Committee evaluates potential nominees based on certain established criteria which include the individual’s diversity, age, skills experience and other factors it deems appropriate given our needs and the needs of the Board in order to maintain a desired balance of knowledge, experience and capabilities. Qualified director nominees should possess high moral character and personal integrity, high level of leadership or managerial experience, experience and knowledge relative to matters affecting our business, the ability and willingness to contribute to the Board, the ability to exercise sound, independent business judgment, a long-term commitment to the interests of shareholders and our growth, freedom from conflicts of interest and the ability to dedicate sufficient time to Board activities and duties.

We seek to attract and retain qualified candidates for board membership, regardless of the origin of recommendation. The Corporate Governance Committee will consider potential nominees recommended by any record or beneficial shareholder. Shareholders may recommend individuals to the Corporate Governance Committee for consideration as potential director nominees by submitting a written recommendation to the Chairman of the Corporate Governance Committee in accordance with our Shareholder Communication Policy. To be considered for nomination to the following year’s board of directors, the written recommendation must be received at our principal executive office not less than 120 days prior to the first anniversary of the mailing of the preceding year’s proxy materials.  For our 2006 Annual Meeting, the recommendation must be received no later than December 2, 2005.

The written recommendation must include the candidate’s name, together with appropriate biographical information, qualifications, and background materials, a statement that the person submitting the recommendation is a shareholder entitled to vote in the election of directors and a consent to serve as a director signed by the recommended individual.  If the necessary information is received in a timely manner, the Corporate Governance Committee will evaluate the shareholder-recommended candidate using substantially the same process, and applying substantially the same criteria, as it uses to evaluate all other candidates. All qualified candidates are submitted to the Board for approval as director nominees.  If the Board determines to nominate a shareholder-recommended candidate, the candidate’s name will be included in our proxy and submitted to shareholders for election.

Under Oregon law, shareholders also have the right to directly nominate director nominees at the meeting, without any action or recommendation on the part of the Corporate Governance Committee or the Board of Directors, by delivering written notice of the proposed nomination to the Secretary of Lithia Motors, Inc. at 360 E. Jackson Street, Medford, Oregon 97501, and the inclusion of a statement that such shareholder intends to attend the meeting to make the nomination.  If the shareholder wants the nominee included in our proxy statement, the notice must be received at above address not less than 120 days prior to the first anniversary of the mailing of the preceding year’s proxy materials and must set forth all information required by Rule 14a-8 of the Securities Exchange Act of 1934, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation, or employment of such person, the class and number of shares of capital stock beneficially owned by the person, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934. In addition, certain information must be provided about the shareholder or shareholder group making a nomination.  Finally, a shareholder or shareholder group making a nomination must comply with all other applicable requirements of the Exchange Act, including providing a nominee’s consent to being named in a proxy statement and to serve as a director if elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

The Board of Directors has adopted a Shareholder Communication Policy to promote more efficient shareholder communications with the Board and management.  Our Investor Relations Department is responsible for receiving and routing all shareholder communications.  Corporate governance issues are the responsibility of the Corporate Governance Committee. Our Audit Committee handles concerns or allegations regarding possible violations of accounting or financial reporting matters.  Management is the more appropriate group for handling all other matters and we encourage you to contact them accordingly.

All correspondence with the Board of Directors or its members must be in writing, directed to the attention of either the Board of Directors or an individual director, and delivered to:  Investor Relations Department, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon  97501. A complete copy of our Shareholder Communications Policy is available on our website at www.lithia.com.

COMPENSATION OF DIRECTORS

Directors who are not employees are paid their cash compensation monthly as earned, received stock option awards in January 2005 for their prior year of service and will be awarded stock in June 2005 for their prior year of service as follows:

•                  $18,000 retainer;

•                  $1,000 for each Board meeting attended;

•                  $500 for each Audit Committee meeting attended the same day as a Board meeting;

•                  $1,000 for attendance at one or more committee meetings attended on a day other than a day with a Board meeting ($500 if attended by teleconference);

•                  an option grant covering 2,000 shares of our Class A common stock;

•                  a 300 share Class A common stock grant for Board service;

•                  a 200 share Class A common stock grant for being a member of the Compensation Committee or the Audit Committee (each); and

•                  a 100 share Class A common stock grant for chairing each of the Board Committees.

Based on the above, each of the outside directors has received, or will receive, the following for their 2004 year of service:

Director	Cash	Stock Grants	Stock Options
Thomas Becker	$25,500	900	2,000
Philip J. Romero	23,000	600	2,000
Gerald F. Taylor	23,000	700	2,000
William J. Young	26,000	700	2,000

Proposal No. 2

Amendment and Restatement of the 2003 Stock Incentive Plan

 Our 2003 Stock Incentive Plan (the “2003 Plan”), as previously approved by the shareholders, authorizes the issuance of incentive stock   options, non-qualified stock options and restricted stock grants.  With the adoption of Statement of Financial Accounting Standards (“SFAS”) 123R, “Share Based Payment,” and changes to the deferred compensation tax rules and regulations, the Board of Directors approved and adopted an amendment to, and restatement of, our 2003 Stock Incentive Plan (as amended, the “Amended 2003 Plan”). These amendments provide for the issuance of Stock Settled Stock Appreciation Rights (“SARs”); eliminate the authority to issue incentive stock options; distinguish between performance-based stock grants and non-performance based stock grants, and authorize the exchange of stock awards for previously issued stock options.

Stock Settled SAR’s are rights granted to a person that entitle that person to a specific number of shares of stock of a company equal in value to the difference in the exercise price and the fair market value on the date of exercise.  The exercise price of a Stock Settled SAR must be no less than 100% of the fair market price on the date of grant. At the discretion of the Compensation Committee, the vesting requirement for Stock Settled SAR’s may be time based, performance based or a combination thereof.

In addition to eliminating the use of incentive stock options, the Amended 2003 Plan requires that the exercise price for all non-qualified options must be no less than 100% of the fair market value of the stock on the date of grant.

The Amended 2003 Plan provides for Performance Share Awards and Restricted Share Awards.  These awards entail the granting of actual stock subject to forfeiture if certain criteria are not satisfied in the time period set forth in the written agreement. At the discretion of the Compensation Committee, the recipient also may be required to pay all or a portion of the fair market value of the stock represented by the award. Restricted Share Awards may vest immediately upon grant or may be subject to a vesting schedule. Performance Share Awards vest in accordance with a set of performance criteria established at the discretion of the Compensation Committee.  The recipient of an award may only acquire shares that have vested pursuant to the terms of the written agreement evidencing the award.  We have the right to repurchase all unvested shares upon the occurrence of certain events for a nominal price of $.001 per share. We may escrow the stock certificates representing such awards or place a restrictive legend on such stock certificates that precludes the sale or transfer of the shares without our approval until such shares have vested.  Upon vesting, the shares would be delivered to the recipient or the legend removed.

The Amended 2003 Plan will also permit the Compensation Committee to exchange stock grants for previously issued stock options.  The 2003 Plan did not expressly address such an exchange and, therefore, was deemed to prohibit such an exchange.  The Amended 2003 Plan does not permit the issuance of new stock options for previously issued stock options or other re-pricing transactions.  The Compensation Committee currently has no plans at this time to replace any previously issued stock options.

The material changes to the 2003 Plan will be (1) adding Stock Settled SARs to the form of equity compensation authorized; (2) restricting the granting of options to options with an exercise price equal to at least 100% of the market price on the date of grant; and (3) permitting the Compensation Committee, in its discretion, to exchange stock awards for outstanding stock options. The number of shares authorized and available under the Amended 2003 Plan will not be increased by this proposal.

The following is a summary of the significant terms and provisions of the Amended 2003 Plan.

General

The 2003 Stock Incentive Plan (the “Plan”) became effective March 4, 2003 and will terminate 10 years after that date.

Administration

Our Compensation Committee will administer the plan and determine the persons to whom awards are to be granted, the type of award, the term of the award, the number of shares represented by each award and the conditions, limitations and provisions for each award.

Eligibility

At the discretion of the Compensation Committee, awards may be granted to employees, officers, directors and other service providers of Lithia and its subsidiaries.

Available Shares

The number of shares authorized under the Plan is 2,200,000 shares.  All unvested awards at the time of death, disability or termination of service will terminate on the date of such event and all shares represented by such unvested awards will be returned to the Plan and available for grant under the Plan.  All shares represented by options expiring unexercised and unvested stock awards repurchased by the company will be returned to the Plan and available for future grant.

Awards

Awards may vest immediately upon grant or be subject to a vesting schedule, at the discretion of the Compensation Committee. Vesting may be based on period of service, company or personal performance criteria or a combination thereof. Every award must be evidenced by a written agreement that will contain the specific terms and conditions of such award.

Stock Options

The Plan provides for issuance of Non-Qualified Stock Options. All stock options must be granted at an exercise price equal to no less than the fair market value on the date of grant and may not have a term longer than 10 years.  The Compensation Committee shall determine the specific terms of each stock option award.

Stock Grants

The plan provides for Performance Share Awards and Restricted Share Awards. These awards entail the granting of actual stock subject to forfeiture if certain criteria are not satisfied in the time period set forth in the written agreement.  At the discretion of the Compensation Committee, the recipient also may be required to pay all or portion of the fair market value of the stock represented by the award. Restricted Share Awards may vest immediately upon grant or may be subject to a vesting schedule.  Performance Share Awards usually vest in accordance with a set of performance criteria established at the discretion of the Compensation Committee.  The recipient of an award may only acquire shares that have vested pursuant to the terms of the written agreement evidencing the award.  Lithia has the right to repurchase all unvested shares upon the occurrence of certain events for a nominal price of $.001 per share.  Lithia may escrow the stock certificates representing such awards or place a restrictive legend on such stock certificates that precludes the sale or transfer of the shares without Lithia’s approval until such shares have vested, at which time the legend may be removed only with Lithia’s consent.

Certain Tax Consequences

Under SFAS 123R, the recipient and Lithia will be subject to certain tax consequences and accounting charges regardless of the type of award.  In accordance with the applicable tax and accounting rules and regulations, the issuance, vesting and exercise of an award may result in a taxable event or accounting charge.   Additionally, under certain circumstances, the recipient and Lithia may be responsible for any tax withholding associated with the exercise or vesting of an award.

Amendment

The Stock Incentive Plan may be amended by the Compensation Committee without shareholder approval, except for amendments that (a) increase the number of shares authorized; (b) expand the types of awards authorized under the plan; (c) expand the class of persons eligible to participate; or (d) any other change that requires shareholder approval pursuant to rules and regulations pertaining to such changes.

New Plan Benefits

The following table sets forth the number of shares represented by stock grants and the number of shares represented by stock options awarded, or currently approved, by the Compensation Committee to be awarded under the plan.

Name and Position	Stock Option Grants	Stock Grants(1)	Dollar Value of Stock Grants(2)
Sidney B. DeBoer, Chief Executive Officer	20,001	—	—
M. L. Dick Heimann, President and Chief Operating Officer	18,000	—	—
Bryan B. DeBoer, Senior Vice President, Mergers and Acquisitions/Operations	16,002	—	—
R. Bradford Gray, Executive Vice President	14,001	—	—
Don Jones, Jr., Senior Vice President, Retail Operations	12,000	—	—
Jeffrey B. DeBoer, Senior Vice President and Chief Financial Officer	12,000	—	—
All Current Executive Officers as a Group (6 people)	92,004	—	—
All Non-Executive Officer Directors as a Group (4 people)	8,000	2,900	$73,428
All Non-Executive Officer Employees as a Group (approximately 112 people out of 5,200 people)	—	59,130	$1,630,805

(1)          Restricted stock grants either vest as to 1/3 of the total amount granted on each of the third through fifth anniversaries of the grant date or as to 100% on the fifth anniversary of the grant date.

(2)          Dollar value is based on the fair market value of our common stock on the date of grant, $27.58, for the 59,130 shares already granted and is based on the fair market value of our common stock as of March 15, 2005, $25.32, for the 2,900 shares which have not yet been granted.

The actual number of future grants and awards under the Plan is at the discretion of the Compensation Committee and is not determinable at this time.  The numbers included in the table represent shares of restricted stock issued to non executive officer employees in 2005 and the number of shares of restricted stock to be issued to non-executive officer directors under the 2005 Director Compensation Package.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting and entitled to vote on this matter is necessary to approve the amendment and restatement of the 2003 Stock Incentive Plan.

The Board of Directors has approved the amendment and restatement of the 2003 Stock
Incentive Plan and unanimously recommends a vote FOR this proposal.

Proposal No. 3

Approval of the 2005 Discretionary Executive Bonus Plan

Based on the recommendation of the Compensation Committee, the Board of Directors adopted the 2005 Discretionary Executive Bonus Plan (the “Bonus Plan”) on February 17, 2005, subject to approval by the shareholders at the Annual Meeting.  Shareholder approval of the Bonus Plan is required for performance based compensation payments to executive officers to be exempt from the deduction limitations contained in Section 162(m) of the Internal Revenue Code and related regulations.

Summary of the Executive Bonus Plan

Participants. The following executive officers are eligible to participate in the program for 2005:  Sidney B. DeBoer, Chief Executive Officer, M. L. Dick Heimann, President and Chief Operating Officer; R. Bradford Gray, Executive Vice President; Bryan B. DeBoer, Executive Vice President Mergers and Acquisitions/Operations; Jeffrey B.  DeBoer, Senior Vice President and Chief Financial Officer; and Don Jones, Jr., Senior Vice President, Retail Operations.

Administration. The Compensation Committee, which is comprised solely of independent board members, is responsible for administering the Bonus Plan.

Bonuses.  The Bonus Plan provides for the payment of an annual bonus, the amount of which is a percentage of the executive’s annual salary based upon the attainment of performance targets related to company objectives as established by the Compensation Committee. The particular performance targets and objectives and the amount of potential bonus attributed to each element, if any, may change each year and will be determined by the Compensation Committee before March 31 of each year.  The targets and objectives are related to:

•                  Pre-tax Net Profit;

•                  Return on Average Equity;

•                  Pre-tax Net Margin Retention;

•                  Revenue/Pre-tax Net Profit Growth

•                  Used Car Revenue/Gross Profit Growth

•                  Service and Parts Revenue/Gross Profit Growth

•                  Sales at or above Manufacturer Zone Averages

•                  Satisfying Manufacturer Criteria to Acquire Dealerships

•                  Percentage of Dealerships meeting or exceeding Manufacturer Sales Satisfaction Scores

•                  Percentage of Dealerships meeting or exceeding Manufacturer Service Satisfaction Scores

•                  Implementation of Company Programs to Increase Used Car Sales

•                  Implementation of Dealership Management Systems and Human Resource Development

At the option of the Compensation Committee, each bonus award may be paid in cash, or a combination of cash and stock.

Although the Bonus Plan sets forth the amount of additional compensation the participants are eligible to receive, all payments under the Bonus Plan are discretionary and are only earned if subsequently approved by the Compensation Committee.  The maximum payment authorized under the plan is equal to 150% salary.  A participant must be employed at the end of the year to be eligible for any bonus under the Bonus Plan.  If the highest threshold is attained for all objectives, the maximum amount of the bonuses payable in 2005 to all participants would be $5,000,400. The total bonus paid out in 2004 and 2003 under similar plans was 63% and 40%, respectively, of the maximum possible bonus.

Federal Tax Consequences. For federal income tax purposes, Section 162(m) of the Internal Revenue Code generally prohibits us from deducting employee compensation that otherwise would be deductible to the extent such compensation exceeds $1 million for any covered employees in any fiscal year.  Compensation that is performance-based, as defined in Section 162(m), is not subject to the deductibility limitations if the Bonus Plan satisfies certain criteria.  The Bonus Plan is intended to address the limitation on deductibility by providing for compensation that qualifies as performance-based compensation.

Compensation paid under the Bonus Plan will not be subject to the deduction limit if:

•                  It is payable on account of the attainment of pre-established, objective performance goals set forth within the Bonus Plan;

•                  The Compensation Committee, which is comprised solely of outside directors, approves the maximum individual awards on or near the beginning of each performance period;

•                  The Bonus Plan, which sets forth the material terms of the compensation and performance goals, is disclosed to and approved by shareholders before payment; and

•                  The Compensation Committee certifies that the performance goals have been satisfied before payment.

The Bonus Plan contains provisions for each of the above requirements.

New Plan Benefits

The following table summarizes compensation that would have been earned under the 2005 Bonus Plan based on 2005 salaries and using 2004 results of operations.

Name and Position	Dollar Value(1)
Sidney B. DeBoer, Chief Executive Officer	$189,000
M. L. Dick Heimann, President and Chief Operating Officer	$157,500
Bryan B. DeBoer, Senior Vice President, Mergers and Acquisitions/Operations	$151,200
R. Bradford Gray, Executive Vice President	$132,300
Don Jones, Jr., Senior Vice President, Retail Operations	$141,750
Jeffrey B. DeBoer, Senior Vice President and Chief Financial Officer	$103,950
All Current Executive Officers as a Group (6 people)	$875,700
All Non-Executive Officer Directors as a Group (4 people)	—
All Non-Executive Officer Employees as a Group (approximately 5,200 people)	—

(1)          Amounts are not indicative of amounts to be earned under the Bonus Plan during 2005 because such amounts were based on the application of 2005 bonus criteria to 2004 results of operations.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting and entitled to vote on this matter is necessary to approve the 2005 Discretionary Executive Bonus Plan.

The Board of Directors has approved the adoption of the 2005 Discretionary Executive Bonus
Plan and unanimously recommends a vote FOR this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 16, 2005, certain information with respect to ownership of our common stock of (i) each Director, (ii) each executive officer, (iii) all persons known by us to be beneficial owners of more than 5% of our common stock, and (iv) all executive officers and Directors as a group.

Shareholder	Class(1)	Number of Shares(2) (3)	Percent of Shares Outstanding(3)
Lithia Holding Company, LLC(4) (5)	Class B	3,762,231	100%

Sidney B. DeBoer(4) (5)(6)	Class A	196,674	1.3%
	Class B	3,762,231	100%

FMR Corp. (7)	Class A	2,270,648	14.8%
82 Devonshire Street
Boston, Massachusetts 02109

Wasatch Advisors, Inc. (8)	Class A	1,821,467	11.9%
150 Social Hall Avenue
Salt Lake City, Utah 84111

Barclays Global Investors, Inc. (9)	Class A	1,325,185	8.6%
45 Fremont Street
San Francisco, California 94105

Capital Group International, Inc. (10)	Class A	765,550	5.0%
11100 Santa Monica Blvd.
Los Angeles, California 90025

M. L. Dick Heimann (4) (5)(11)	Class A	231,771	1.5%
R. Bradford Gray (4) (5)	Class A	94,859	*
Don Jones, Jr. (4) (12)	Class A	69,711	*
Jeffrey B. DeBoer(4) (5)(13)	Class A	48,957	*
Bryan B. DeBoer (4) (5)	Class A	48,005	*
Thomas Becker (4)	Class A	20,300	*
Gerald F. Taylor (4)	Class A	17,000	*
William J. Young (4)	Class A	10,000	*
Philip J. Romero (4)	Class A	3,600	*

All current executive officers and directors as a	Class A	740,877	4.7%
group (10 persons) (14)	Class B	3,762,231	100%

*Less than one percent

(1)          The Class A common stock is entitled to one vote per share and the Class B common stock is entitled to 10 votes per share and is convertible into Class A common stock on a share for share basis at the option of the holder thereof or under certain other circumstances.

(2)          Includes shares subject to options exercisable within 60 days of March 16, 2005 as follows:

Name	Number of Options
Sidney B. DeBoer	61,292
M. L. Dick Heimann	64,928
R. Bradford Gray	46,909
Don Jones, Jr.	24,000
Jeffrey B. DeBoer	32,727
Bryan B. DeBoer	33,455
Thomas Becker	7,500
Gerald F. Taylor	6,000
William Young	7,500
Philip Romero	2,000
All current executive officers and directors as a group	286,311

(3)          Applicable percentage of ownership is based on 15,352,094 shares of Class A common stock outstanding and 3,762,231 shares of Class B common stock outstanding as of March 16, 2005, together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares.  Unless otherwise indicated, the beneficial owner is deemed to have sole voting and dispositive power with respect to all shares held.  Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 16, 2005 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(4)          Such person can be reached c/o 360 E. Jackson Street, Medford, Oregon 97501.

(5)          Sidney DeBoer, as the manager of Lithia Holding Company and pursuant to the terms of its operating agreement, has the sole voting and investment power with respect to all of the Class B common stock.  Accordingly, all shares held by Lithia Holding Company are deemed beneficially owned by him. The following table gives tabular information regarding the ownership of Lithia Holding Company, LLC:

	Units Owned
Unit Holder	Number	Percent
DeBoer Family LLC	46,167	48.9%
Heimann Family LLC	34,875	36.9%
R. Bradford Gray	7,000	7.4%
DeBoer Insurance, LLC	4,990	5.3%
Sidney B. DeBoer Trust	1,425	1.5%
	94,457	100.0%

Sidney B. DeBoer is the manager of the DeBoer Family LLC, whose members include Mr. DeBoer, his spouse and other family members.  M. L. Dick Heimann is the manager of the Heimann Family LLC, whose members include Mr. Heimann and other family members. Bryan DeBoer is the manager of DeBoer Insurance, LLC, whose members are Bryan B. DeBoer, Jeffrey B. DeBoer and Mark D. DeBoer.  Sidney B. DeBoer is the trustee and owner of the Sidney B. DeBoer Trust.

(6)          Includes 10,147 Class A shares held in Mr. DeBoer’s 401(k) account, 280 Class A shares held by Mr. DeBoer’s spouse, 89,500 Class A shares held by the DeBoer Family LLC and all Class B shares held by Lithia Holding Company, LLC, which he controls.

(7)          Based solely on information provided on Schedule 13G/A filed with the Securities and Exchange Commission by FMR Corp. (FMR).  The beneficial ownership of one investment company, Fidelity Management & Research Company amounted to 1,619,101 of the shares.  The beneficial ownership of one other investment company, Fidelity Low Priced Stock Fund, amounted to 1,292,600 of the shares.  FMR has sole voting power with respect to 653,077 shares and sole dispositive power with respect to all 2,270,648 shares.

(8)          Based solely on information provided on Schedule 13G/A filed with the Securities and Exchange Commission by Wasatch Advisors, Inc. (Wasatch), a registered investment adviser.

(9)          Based solely on information provided on Schedule 13G filed with the Securities and Exchange Commission by Barclays Global Investors, NA. (Barclays), a registered investment adviser.  Barclays has sole voting and dispositive power with respect to 1,031,401 shares.

(10)    Based solely on information provided on Schedule 13G filed with the Securities and Exchange Commission by Capital Group International, Inc. (CGII) and Capital Guardian Trust Company (CGTC).  CGII is the parent holding company of CGTC, a bank.  CGTC is deemed to be the beneficial owner of the 765,550 shares.  CGII has sole voting power with respect to 434,530 shares and sole dispositive power with respect to all 765,550 shares.

(11)    Includes 15,964 Class A shares held by Mr. Heimann’s spouse and 26,089 Class A shares held in his 401(k) account.

(12)    Includes 10,664 Class A shares held in Mr. Jones’ 401(k) account.

(13)    Includes 2,300 Class A shares held in Mr. DeBoers’ 401(k) account.

(14)    Class A includes 15,964 shares held by Mr. Heimann’s spouse, 26,089 shares held in Mr. Heimann’s 401(k) account, 10,147 shares held in Sidney DeBoer’s 401(k) account, 280 shares held by Sidney DeBoer’s wife, 89,500 shares held by the DeBoer Family LLC, 10,664 shares held in Mr. Jones’ 401(k) account and 2,300 shares held in Jeffrey B. DeBoer’s 401(k) account.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes equity securities authorized for issuance as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	1,428,630	$18.04	1,919,667

Equity compensation plans not approved by shareholders	—	—	—
Total	1,428,630	$18.04	1,919,667	(1)

(1)                                  Includes 1,379,171 shares available pursuant to our 2003 Stock Incentive Plan and 540,496 shares available pursuant to our Employee Stock Purchase Plan.

CODE OF ETHICS

We have adopted a Code of Business Conduct that applies to all of our directors, officers and employees, including our principal executive, financial and accounting officers.  A complete copy of our Code of Business Conduct is available on our website at www.lithia.com, or you may request a copy by mail from our Investor Relations Department, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon 97501.  We intend to publicly disclose all amendments to and waivers of the Code of Business Conduct on our website.

EXECUTIVE OFFICERS

The following table identifies our current executive officers, the positions they hold, and the year in which they became an employee.  Our officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s)	With Company Since
Sidney B. DeBoer	61	Chairman, Chief Executive Officer and Secretary	1968
M. L. Dick Heimann	61	President, Chief Operating Officer and Director	1970
Bryan B. DeBoer	38	Executive Vice President, Mergers and Acquisitions/ Operations	1989
R. Bradford Gray	53	Executive Vice President and Director	1981
Don Jones, Jr.	42	Senior Vice President, Retail Operations	1989
Jeffrey B. DeBoer	40	Senior Vice President and Chief Financial Officer	1997

Information on the business backgrounds of Sidney B. DeBoer and M. L. Dick Heimann is provided in “Election of Directors” above.

Bryan DeBoer joined us in 1989 working in various capacities including General Manager of certain stores, Finance Manager and General Sales Manager.  In 1996, Mr. DeBoer began serving on the acquisition team and was promoted to Vice President, Acquisitions in 1997.  In March 2000, Mr. DeBoer was promoted to Senior Vice President, Mergers and Acquisitions/Operations and on August 1, 2003, he was promoted to Executive Vice President, Mergers and Acquisitions/Operations.  Mr. DeBoer has a B.S. degree from Southern Oregon University.  Mr. DeBoer also graduated from the National Auto Dealers Association Dealer Academy in 1990, where he was trained in all operational aspects of auto retailing.

Brad Gray has served as Executive Vice President involved in acquisitions and human resources since 1996 and became a Director in 1997.  From 1981 to 1995, he served in various capacities, including as General Manager of our Lithia Dodge (1989-1991) and Grants Pass (1991-1995) stores.  Since 1975, Mr. Gray has held various positions in the automobile sales industry, including sales representative, sales manager and general manager.

Don Jones joined us in 1989 as a General Sales Manager after 13 years of auto retailing experience outside of Lithia.  Mr. Jones has held various other positions including General Manager, Executive Manager and Regional Manager.  In 1997, Mr. Jones was promoted to Vice President, Operations and in March 2000, he was promoted to Senior Vice President of Retail Operations.  Mr. Jones holds degrees from Menlo College in Atherton, California and the University of Oregon.

Jeff DeBoer joined us in March 1997 as Vice President, Finance and Investor Relations.  In March 2000, Mr. DeBoer was promoted to Senior Vice President and Chief Financial Officer.  Prior to joining Lithia, Mr. DeBoer was an equity analyst and sector fund manager at Fidelity Investments Japan from 1994 to 1997 and a Credit Officer at Fuji Bank, Ltd., in Tokyo, Japan from 1988 to 1992.  Mr. DeBoer holds an undergraduate degree from Pomona College and an M.B.A. degree with a specialty in finance and investment management from London Business School. Mr. DeBoer also graduated from the National Auto Dealers Association Dealer Academy in 2002, where he was trained in all operational aspects of auto retailing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows compensation paid to our Chief Executive Officer and the top five other executive officers during 2004 who had total compensation during 2004 exceeding $100,000 (the “Named Executive Officers”).

		Annual Compensation			Long-Term Comp. Awards
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Securities Underlying Options (#)
Sidney B. DeBoer	2004	$660,000	$640,570	$62,168	16,002
Chairman, Chief Executive	2003	593,191	365,793	12,917	—
Officer and Secretary	2002	601,816	363,800	19,213	16,000

M. L. Dick Heimann	2004	576,000	559,350	15,077	16,002
President, Chief Operating	2003	572,434	313,200	9,709	—
Officer and Director	2002	500,365	313,000	14,061	16,000

Bryan B. DeBoer	2004	516,000	502,350	22,064	12,000
Executive Vice President,	2003	409,000	299,603	16,151	—
Mergers and Acquisitions/Operations	2002	384,927	242,200	14,590	8,000

R. Bradford Gray	2004	516,000	502,350	16,768	12,000
Executive Vice President	2003	487,962	277,200	12,845	—
and Director	2002	443,222	277,000	15,360	12,000

Don Jones, Jr.	2004	480,000	468,150	16,934	8,001
Senior Vice President,	2003	384,000	241,200	13,086	—
Retail Operations	2002	389,976	237,200	6,352	8,000

Jeffrey B. DeBoer	2004	372,000	364,605	15,541	8,001
Senior Vice President and	2003	294,000	186,480	12,917	—
Chief Financial Officer	2002	295,653	182,300	9,832	8,000

(1)          Includes a “years of service bonus” for each of the Named Executive Officers, except Jeffery B. DeBoer, of $1,800 in 2002 and 2003 and $3,150 in 2004.  Jeffrey DeBoer’s “years of service bonus” was $900, $1,080 and $2,205 in 2002, 2003 and 2004, respectively. All full-time employees are entitled to an annual “years of service bonus” at year end for each year of employment (maximum of ten years) in an amount approved by the Compensation Committee upon the recommendation of management in its discretion. The remainder of the bonus amounts was awarded by the Compensation Committee based upon the 2004 Executive Bonus Plan approved by the Board of Directors as well as certain other bonus amounts for Mr. Bryan DeBoer in 2003.

(2)          For all executives, this includes an automobile allowance, insurance premiums and Lithia contributions to employees’ 401(k) account.  In addition, for Sidney B. DeBoer, it also includes personal use of a company aircraft.

Stock Option Grants

The following table contains information concerning the grant of stock options to the Named Executive Officers in 2004.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential
	Individual Grants (1)				Realizable Value
	Number of	% of Total			At Assumed Annual
	Securities	Options			Rates of Stock Price
	Underlying	Granted to			Appreciation for
	Options	Employees in	Exercise	Expiration	Option Term (2)
Name	Granted	Fiscal Year	Price ($/Sh.)	Date	5%	10%
Sidney B. DeBoer	16,002	4.8%	$29.42	03/11/10	$160,110	$363,235

M. L. Dick Heimann	16,002	4.8%	$29.42	03/11/10	$160,110	$363,235

Bryan B. DeBoer	12,000	3.6%	$29.42	03/11/10	$120,067	$272,392

R. Bradford Gray	12,000	3.6%	$29.42	03/11/10	$120,067	$272,392

Don Jones, Jr.	8,001	2.4%	$29.42	03/11/10	$80,055	$181,617

Jeffrey B. DeBoer	8,001	2.4%	$29.42	03/11/10	$80,055	$181,617

(1)          All options granted to the Named Executive Officers during 2004 vest 100% on the fifth anniversary of the grant date and expire on the sixth anniversary of the grant date.

(2)          These calculations are based on certain assumed annual rates of appreciation as prescribed by rules adopted by the Securities and Exchange Commission requiring additional disclosure regarding executive compensation.  Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the term of the stock options.  Actual gains, if any, on stock option exercises are dependent on the future performance of our Class A common stock and overall stock market conditions.  There can be no assurance that amounts reflected in this table will be achieved, or may not be exceeded.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information concerning the exercise of options during 2004 and unexercised options held as of the end of the fiscal year, with respect to the Named Executive Officers.

Name	Number of Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options At FY-End (#)		Value of Unexercised In-The-Money Options At FY-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Sidney B. DeBoer	12,000	$84,720	71,282	64,002	$876,257	$714,720

M. L. Dick Heimann	12,000	$84,720	74,918	64,002	$969,630	$714,720

Bryan B. DeBoer	12,220	$318,002	25,455	44,000	$284,684	$436,800

R. Bradford Gray	47,950	$1,146,873	36,969	57,940	$430,434	$635,229

Don Jones, Jr.	8,220	$189,538	29,571	40,001	$390,383	$436,800

Jeffrey B. DeBoer	—	—	38,727	40,001	$489,009	$436,800

(1)          Market value of the underlying securities at December 31, 2004 ($26.82 per share), minus exercise price of the unexercised options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors was composed of Messrs. Becker (Chairman), Romero, Taylor and Young during 2004. All members of the Compensation Committee are non-employee, outside directors. Although Sidney DeBoer, our Chief Executive Officer, served on our Board of Directors in 2004 and participated in compensation discussions, he did not participate in any deliberations or decisions regarding his own compensation.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for establishing the compensation for our Chief Executive Officer, approving the compensation and incentive plans for the other Named Executive Officers, establishing the compensation for non-employee directors and overseeing certain other equity compensation and benefit plans, including the 2003 Stock Incentive Plan and the Employee Stock Purchase Plan.

Compensation Philosophy and Policies

Our goal is to structure executive officer compensation to attract, motivate and retain senior management by providing an opportunity for competitive compensation based on performance. Executive officer compensation includes competitive base salaries, significant performance-based bonuses and long-term stock-based incentive opportunities in the form of options exercisable to purchase our Class A common stock.

It is the policy of the Compensation Committee to structure, to the extent possible, compensation that meets the “performance-based” criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and therefore is not subject to federal income tax deduction limitations.

Base Salaries

Base salaries for the Named Executive Officers were determined on factors including, but not limited to, the responsibilities assigned to such persons and the salaries for comparable positions within both the public and private sectors of the automotive retail industry. The Compensation Committee believes that the expertise of Lithia’s executives gives each of them other employment opportunities in the automotive retail industry and, accordingly, compensation available in that industry should be given significant weight.

Annual Bonuses

For 2004, our Chief Executive Officer and other executive officers were paid a bonus pursuant to our Executive Bonus Plan, as amended, and approved by our shareholders. The Executive Bonus Plan authorizes the payment of an annual bonus equal to a maximum of 150% of the executive’s salary based upon the attainment of performance targets related to the corporate objectives established by the Compensation Committee. The Compensation Committee recognizes that the bonuses available to the executives can be substantial and recommended the Bonus Plan to shareholders in the belief that achieving certain annual goals should be rewarded in a meaningful way.  In 2004, the targets were related to:

•                  fully diluted earnings per share;

•                  operating margin;

•                  same store sales and profit growth;

•                  same store used vehicle gross profit sales growth;

•                  implementation of used vehicle inventory stocking  system;

•                  implementation of used vehicle wholesale sales protocols;

•                  implementation of store management systems, management mentorship and personnel development programs;

•                  achieving manufacturer minimum sales requirements at or above an average for same store locations; and

•                  achieving manufacturer customer satisfaction and service satisfaction index scores at or above an average for same store locations.

Based on Lithia’s performance in achieving the 2004 targets, the Compensation Committee approved a bonus for each of the Named Executive Officers equal to approximately 95% of their annual salary. These bonuses were paid in cash and totaled $636,000 for the Chief Executive Officer and from $362,400 to $556,200 for the other Named Executive Officers as detailed in the “Summary Compensation Table” above.

For 2005, the Compensation Committee has eliminated or modified some targets and added additional targets and objectives to the Executive Bonus Plan as set forth in Proposal No. 3.  The Compensation Committee believes the revised targets and objectives are appropriate to achieve the short-term goals for Lithia.

Stock Incentive Plan

Lithia’s 2003 Stock Incentive Plan provides for the issuance of incentive and/or nonqualified stock options and restricted stock grants to officers and other key employees to purchase shares of our Class A common stock.  See “Option Grants in Last Fiscal Year” above for options granted to the named executive officers in 2004.

With the adoption of SFAS No. 123R that will require the expensing of certain equity compensation awards, including stock options, the Compensation Committee, with management, is modifying its previous practices. With the elimination of the different accounting treatment afforded varying awards, Lithia has concluded that the granting of restricted shares will provide appropriate long-term compensation and retention incentives to many of its officers and managers at a compensation cost less than that of stock option grants.  For these employees, Lithia shifted to restricted share grants in February 2005 with vesting of those shares over the third through fifth anniversaries.  However, no change was made in the grant practices for the executive officers in 2005 as the Compensation Committee believed their long-term incentive rewards should be directly tied to the interests of shareholders and an increase in Lithia’s share price.  Nonetheless, the Compensation Committee intends to consider the use of other performance-based equity grants to the executive officers in the future.

As Lithia has no further intention of awarding Incentive Stock Options, nor below-market options, in the future, certain amendments have been made to the 2003 Stock Incentive Plan subject to shareholder approval, which are set forth in Proposal No. 2.

401(k) Plan

Lithia has a defined contribution 401(k) plan and trust covering substantially all full-time employees.  The annual contribution to the plan is at the discretion of the Board of Directors. During 2004, the Chief Executive Officer received $3,200 under this plan and each of the other named executive officers received between $2,600 and $3,200 under this plan.

Employee Stock Purchase Plan

Lithia maintains an Employee Stock Purchase Plan, which covers substantially all eligible full-time employees. Messrs. Sidney B. DeBoer, Heimann and Gray are not eligible to participate in the Employee Stock Purchase Plan since employees who control 5% or more of the total voting power of all classes of Lithia’s stock are not eligible.  Further, Messrs. Jeffrey DeBoer, Bryan DeBoer and Mark DeBoer are not able to participate because of their family relationship with Sidney DeBoer.

With the adoption of SFAS No. 123R, Lithia will be required to recognize a compensation expense as employees purchase shares at below market prices.  To reduce this expense, Lithia amended the Employee Stock Purchase Plan effective April 1, 2005 to eliminate the “look-back” feature. The Employee Stock Purchase Plan permits participants the right, within the limits of the Employee Stock Purchase Plan, to purchase shares at the end of each quarter at a 15% discount from the then market price. Lithia believes the Employee Stock Purchase Plan provides an incentive for its employees to purchase its stock and additional motivation to extend their best efforts on Lithia’s behalf.

Director Compensation

In setting compensation for Lithia’s non-employee directors, the Compensation Committee reviewed a survey of compensation paid to directors of the other publicly held automotive retailers and other public companies in the Pacific Northwest and Northern California of similar market capitalization.  While the compensation of such companies varied considerably, the Compensation Committee believed the compensation level for Lithia’s non-employee directors was appropriate and somewhat below  the middle of the range.  With the increased responsibilities of directors of public companies and demand on their time, the Compensation Committee approved a modest increase in compensation payable to directors.  For 2005-2006 service, directors will receive:

•                  $18,000 retainer;

•                  $1,000 for each board meeting attended;

•                  $500 for each regular audit committee meeting attended;

•                  $1,000 for each special committee meeting attended;

•                  $500 for participation by conference call;

•                  Stock option grant of 2,000 shares; and

•                  Grant of 700 shares for board service and an additional 200 shares for audit committee service (300 shares if the chair).

Shares must be held for at least three years or one year after retirement from the Board.

The Compensation Committee believes the director compensation, with the majority of it in common stock restricted from resale, appropriately aligns the interests of directors and shareholders.

SUBMITTED BY:

Thomas Becker, Chairman

Philip J. Romero

Gerald F. Taylor

William J. Young

STOCK PERFORMANCE GRAPH

The following line-graph shows the annual percentage change in the cumulative total returns for the past five years on an assumed $100 initial investment and reinvestment of dividends, on (a) Lithia Motors, Inc.’s Class A common stock; (b) the Russell 2000; and (c) a peer group index composed of United Auto Group, Inc., Auto Nation, Sonic Automotive, Inc., Group 1 Automotive, Inc. and Asbury Automotive Group, the only other comparable publicly traded automobile dealerships in the United States as of December 31, 2004.  The peer group index utilizes the same methods of presentation and assumptions for the total return calculation as does Lithia Motors and the Russell 2000.  All companies in the peer group index are weighted in accordance with their market capitalizations.

Company/Index	Base Period 12/31/99	Indexed Returns
		Year Ended
		12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Lithia Motors, Inc.	$100.00	$69.58	$115.80	$87.78	$141.87	$152.81
Russell 2000	100.00	96.98	99.39	79.03	116.38	137.71
Peer Group Index	100.00	69.70	149.73	127.23	204.86	205.23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2004, we paid Mark DeBoer Construction, Inc. $1.6 million for constructing or remodeling certain of our stores.  These amounts included approximately $645,000 for subcontractors and materials, $42,000 for permits, licenses, travel and various miscellaneous fees and approximately $880,000 for construction management fees to cover the company’s operating expenses and compensation of its employees. Mark DeBoer, the President and owner of Mark DeBoer Construction, is the son of Sidney B. DeBoer, our Chairman and Chief Executive Officer.  We believe the amount paid is fair in comparison with fees negotiated with independent third parties and all significant transactions are reviewed and approved by our Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee retained KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2004. Our Audit Committee has also retained KPMG LLP as our registered independent public accountants for the year ending December 31, 2005. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of the firm if such representative so desires, and will be available to respond to appropriate shareholder questions.

Fees Paid to KPMG LLP Related to Fiscal 2004 and 2003

	2004	% approved by Audit Committee	2003	% approved by Audit Committee
Audit Fees	$1,077,000	100%	$355,000	100%
Audit Related Fees(1)	117,749	100%		—
Tax Fees	—	—	—	—
All Other Fees(2)	—	—	13,190	100%
	$1,194,749		$368,190

(1)                     Audit Related Fees in 2004 primarily include fees for the issuance of comfort letters and consents related to our S-3 filings for our convertible debt offering.

(2)                     In 2003, All Other Fees include assistance with a Form S-8 filing.

Pre-Approval Policies

All audit and non-audit services performed by KPMG LLP, and all audit services performed by other independent registered public accounting firms, must be pre-approved by the Audit Committee.  These services include, but are not limited to, the annual financial statement audit, audits of employee benefit plans, tax compliance assistance, tax consulting and assistance with executing our acquisition strategy.  KPMG LLP may not perform any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including, but not limited to, any bookkeeping or related services, information systems consulting, internal audit outsourcing, legal services, and performing any management or human resources functions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors reports to the Board and is responsible for assisting the Board in fulfilling its oversight responsibilities relating to (a) the preparation and integrity of Lithia’s financial statements; (b) the engagement of  the independent registered public accounting firm and the evaluation of their performance, qualifications and independence; (c) the implementation and evaluation of Lithia’s internal accounting and financial controls, procedures and policies; and (d) the compliance with certain legal and regulatory requirements, including programs and policies established by management or the Board.  The current charter was adopted on December 3, 2003 and was attached to the proxy statement for the 2004 Annual Meeting as Appendix A.

In discharging our responsibilities, we have met with Lithia’s management and its independent registered public accounting firm, KPMG LLP, to review Lithia’s accounting functions and the audit process.  We discussed and reviewed with the independent registered public accounting firm all matters that the independent registered public accounting firm was required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. We also discussed and reviewed the results of the independent registered public accounting firm’s audit of Lithia’s financial statements, the quality and adequacy of Lithia’s internal controls, and issues relating to auditor independence. We also obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” and discussed with the auditors any relationships that may impact their objectivity and independence.

Based on our review and discussions with Lithia’s management and independent auditors, we recommended to the Board that the audited financial statements be included in Lithia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

We also meet regularly with Lithia’s internal audit manager to review the nature and extent of Lithia’s internal controls, the review procedures performed by internal audit regarding such controls and the frequency and results of such reviews.  We note that a follow-up procedure is in place to monitor any corrective actions that have been recommended.

Submitted by:

Thomas Becker, Chairman

Gerald F. Taylor

William J. Young

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, (“Section 16”) requires our executive officers and directors and all persons who beneficially own more than 10% of our common stock (referred to as “ten percent shareholders”) to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership and all subsequent  changes in their ownership of our common stock and other equity securities.

Based solely on the review of copies of the forms provided to us and the representations by the executive officers, directors and ten percent shareholders, we believe, to the best of our knowledge, that all Section 16(a) filing requirements were met for fiscal year ended December 31, 2004, except that:

•                  Mr. Sidney B. DeBoer, Chairman, Chief Executive Officer and Secretary, failed to timely file one Form 4, Statement of Changes in Beneficial Ownership, regarding one stock option exercise; and

•                  Mr. M. L. Dick Heimann, Director, President and Chief Operating Officer, failed to timely file one Form 4, Statement of Changes in Beneficial Ownership, regarding one stock option exercise.

OTHER BUSINESS AND SHAREHOLDER PROPOSALS

We know of no other business to be conducted at the Annual Meeting. Proposals intended to be presented by any shareholder at our 2006 Annual Meeting must be received by us in writing at our principal office no later than December 2, 2005 (120 days prior to the anniversary of the mailing of the prior years’ proxy materials) and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in our proxy statement for that meeting.

FORM 10-K

We will provide, without charge, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission.  Written requests should be mailed to the attention of Investor Relations, Lithia Motors, Inc., 360 E. Jackson Street, Medford, Oregon 97501. You may also find our Form 10-K on our website at www.lithiamotors.com.

Dated:  April 1, 2005

LITHIA MOTORS, INC.

Revocable Proxy for Annual Meeting of Shareholders to be Held on May 5, 2005

The undersigned hereby appoints Sidney B. DeBoer and M. L. Dick Heimann, and each of them, proxies of the undersigned, each with full power of substitution to represent and to vote on behalf of the undersigned all shares of Class A Common Stock of Lithia Motors, Inc. at the annual meeting to be held at 4:00 p.m. on Thursday, May 5, 2005, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1.	Election of Directors		FOR all nominees listed below except as marked to the contrary below

WITHHOLD AUTHORITY to vote for all nominees listed below

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

	Sidney B. DeBoer	M. L. Dick Heimann	Thomas Becker
	William J. Young	Maryann N. Keller	Gerald F. Taylor

2.	To approve the amendment and restatement of the 2003 Stock Incentive Plan.

	FOR	AGAINST	ABSTAIN

3.	To approve the 2005 Discretionary Executive Bonus Plan.

	FOR	AGAINST	ABSTAIN

Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.  IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE OTHER TWO PROPOSALS.

Dated	, 2005

Signature of Stockholder(s)

Signature of Stockholder(s)

Please date and sign above exactly as your name appears on your stock certificate(s) (which should be the same as the name on the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable.  A corporation must sign its name by the president or other authorized officer.  All co-owners must sign.